UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2014

ANTARES PHARMA, INC.

(Exact name of registrant specified in its charter)

Delaware	1-32302	41-1350192
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Princeton South, Suite 300, Ewing, NJ	08628
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone, including area code: (609) 359-3020

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Amendment and Restatement of the 2008 Equity Compensation Plan

Antares Pharma, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on May 29, 2014. At the Annual Meeting, the stockholders of the Company approved the Amended and Restated 2008 Equity Compensation Plan (the “Equity Plan”). The Equity Plan had been approved by the Company’s Board of Directors on February 11, 2014, subject to stockholders’ approval, and became effective upon receipt of stockholders’ approval on May 29, 2014. The amendments increased the aggregate number of shares that may be issued under the Equity Plan from 15,000,000 shares to 21,000,000 shares, and provided that dividend equivalents granted in connection with stock units or other stock-based awards that are subject to performance goals will be payable only if and to the extent the underlying stock units or other stock-based awards are payable, as determined by the Company’s Compensation Committee. A description of the Equity Plan is included on pages 13-20 of the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 16, 2014 (the “Proxy Statement”) and is incorporated herein by reference. Such description and the other information relating to the Equity Plan included herein are qualified in their entirety by reference to the actual terms of the Equity Plan, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending on June 30, 2014.

Establishment of Severance Plan

Antares Pharma, Inc. established the Antares Pharma, Inc. Severance Plan (the “Plan”) effective May 29, 2014 for the benefit of eligible U.S. employees of Antares Pharma, Inc. and its subsidiaries (collectively, the “Company”). The Plan is designed to give the Company a basis to provide severance pay on a discretionary basis to certain employees who are terminated from employment on or after May 29, 2014, and provides for increased severance pay and benefits in the event an eligible employee is terminated from employment in connection with a Change in Control (as defined in the Equity Plan) of the Company. Although the Plan sets forth conditions to receipt of severance benefits and specifies the amount of severance benefits to be provided to participants, the Company has complete discretion to provide severance benefits to participants who otherwise would be ineligible, deny severance benefits to participants who otherwise would be eligible and provide severance benefits in amounts that differ from those set forth in the Plan.

The Plan does not supersede written severance or employment agreements between the Company and any individual officer, and severance benefits may be provided under the Plan to the extent the Plan provides the officer with greater benefits than those provided under his or her written severance or employment agreement with the Company. Absent the exercise of the Company’s discretion, the terms relating to eligibility and the amount of severance benefits provided to the Company’s only named executive officer eligible to participate in the Plan, Robert F. Apple, the Company’s Executive Vice President and Chief Financial Officer, are set forth below.

If the Company determines, in its sole discretion, that Mr. Apple’s employment with the Company has been terminated by the Company and he is not otherwise ineligible for severance pay, or Mr. Apple’s employment with the Company has been terminated by Mr. Apple for good reason (as defined in the employment agreement between Mr. Apple and the Company, dated February 9, 2006, as amended on November 12, 2008 and further amended December 14, 2012), Mr. Apple may be eligible to receive severance benefits under the Plan; provided he complies with certain terms of the Plan, including, but not limited to, signing and not revoking the Company’s standard waiver and release.

The severance benefits that may be paid to Mr. Apple pursuant to the terms of the Plan are greater than the severance benefits that Mr. Apple is entitled to under his employment agreement. To the extent the Company determines that Mr. Apple is eligible to receive severance benefits under the Plan, he is eligible to receive one year of his base salary, paid in installments in accordance with the Company’s normal payroll practices, plus a pro-rated annual bonus at target for the year of termination. If his termination of employment occurs upon or within 12 months following a Change in Control, then Mr. Apple is eligible to receive 18 months of base salary, paid in installments in accordance with the Company’s normal payroll practices, plus a pro-rated annual bonus at target for the year of termination. In addition, upon such termination of employment upon or within 12 months following a Change in Control, all of Mr. Apple’s then outstanding equity awards granted pursuant to the Equity Plan (or a successor plan), that vest based on Mr. Apple’s continued service with the Company will accelerate, become fully vested and, to the extent applicable, exercisable, and all of Mr. Apple’s then outstanding equity awards that vest based on the attainment of performance criteria shall remain subject to the terms and conditions of the agreement evidencing such performance based award.

In addition, for the period of time for which Mr. Apple is eligible to receive severance payments under the Plan, the Company will reimburse Mr. Apple for the COBRA premiums paid by Mr. Apple for himself and his eligible dependents for continued coverage under the Company’s group health plan, less the amount he would have been required to contribute for group health coverage for such benefits if he were still an active employee of the Company.

If the payments and benefits otherwise payable to Mr. Apple under the Plan would constitute excess parachute payments within the meaning of Section 280G of the Internal Revenue Code, then the Company will reduce such payments and benefits to an amount that would avoid any excise taxes under Section 4999 of the Internal Revenue Code, provided that such reduction would provide Mr. Apple with a greater net after-tax benefit than would no reduction.

The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to the complete text of the Plan, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending on June 30, 2014.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders (the “Annual Meeting”) on May 29, 2014. The following matters, all of which were set forth in the Company’s definitive proxy statement on Schedule 14A, as filed with the Securities and Exchange Commission on April 16, 2014, were voted on at the Annual Meeting. The results of such voting are as indicated below.

1.	Election of the three nominees listed below to serve on the Board of Directors of the Company for a term of three years.

Nominee	For	Withheld	Broker Non-Votes
1. Dr. Leonard S. Jacob	58,754,171	769,780	47,863,754
2. Marvin Samson	58,814,758	709,193	47,863,754
3. Dr. Paul K. Wotton	58,311,145	1,212,806	47,863,754

2.	Approval of the amendment and restatement of the Company’s 2008 Equity Compensation Plan to increase the maximum number of shares authorized for issuance under the Equity Plan from 15,000,000 to 21,000,000.

For	Against	Abstain	Broker Non-Votes
54,869,796	4,242,887	411,268	47,863,754

3.	Advisory vote for the approval of the Company’s named executive officer compensation.

For	Against	Abstain	Broker Non-Votes
55,533,082	3,255,336	735,533	47,863,754

4.	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for our fiscal year ending December 31, 2014.

For	Against	Abstain
106,641,329	420,277	326,099

On the basis of the above votes, (i) the three nominees listed above were elected to serve on the Board of Directors of the Company for a term of three years; (ii) the amendment and restatement of the Equity Plan to increase the maximum number of shares authorized for issuance under the Equity Plan from 15,00,000 to 21,000,000 was approved; (iii) the Company’s named executive officer compensation was approved in an advisory vote; and (iv) the proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for our fiscal year ending December 31, 2014 was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTARES PHARMA, INC.

Date: June 4, 2014	By:	/s/ Paul K. Wotton
Name: Dr. Paul K. Wotton Title: President and Chief Executive Officer